CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Pinnacle Value Fund, and to the use of our report dated February 25, 2014 on the financial statements and financial highlights of Pinnacle Value Fund, a series of Bertolet Capital Trust.  Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 28, 2014